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                                                                    Exhibit 23.b


                     CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the prospectuses included in the registration statements of Masco Corporation on Form S-3 (Registration Nos. 33-56043, 33-53330, 33-2374, 33-53959, 33- 53985, 33-60031,
333-27765 and 333-36477) and Form S-8 (Registration Nos. 2-95969, 33-28142,
33-42229 and 333-30867) of our report dated February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of MascoTech, Inc. and subsidiaries as of December 31,1997 and 1996 and for each of the three years in the period ended December 31,1997 which report is included in this Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts" in such prospectuses.


COOPERS & LYBRAND L.L.P.

Detroit, Michigan
March 24, 1998